Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-235507, 333-261419, 333-272371 and 333-275935) and on Form S-8 (Nos. 333-235777, 333-254922, 333-263995 and 333-270947) of BiomX Inc. of our report dated April 3, 2024 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
April 3, 2024	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited